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                                                                      Exhibit GG

                           SECURITY INTEREST AGREEMENT
                                 BY ____________

SECURITY INTEREST AGREEMENT, dated as of 26 November, 2001 (the "Agreement"), by and between The Goldman Sachs Group, Inc., a Delaware corporation ("GS Inc."), on its behalf and on behalf of its subsidiaries and affiliates (collectively with GS Inc., and its and their predecessors and successors, the "Firm"), and the individual whose name appears at the end of this Agreement ("the Obligor").

                                    RECITALS

1. Covenants and IPO Pledge. In connection with the Obligor's participation in the Amended and Restated Plan of Incorporation (the "Plan") of The Goldman Sachs Group, L.P., the Obligor and GS Inc. entered into an Agreement Relating to Noncompetition and Other Covenants (the "Noncompetition Agreement"), dated as of May 7, 1999, in respect of, inter alia, the Obligor's obligations (the "Obligations") to keep information concerning the Firm confidential, not to engage in competitive activities, not to solicit the Firm's clients or employees, and to cooperate with the Firm in maintaining certain relationships following the termination of the Obligor's employment. In addition, the Obligor agreed under the Plan and the Noncompetition Agreement to certain provisions regarding arbitration, choice of law and choice of forum, injunctive relief and submission to jurisdiction with respect to the enforcement of the Obligations. Pursuant to the Noncompetition Agreement, the Obligor agreed to pay a certain amount of liquidated damages (the "Liquidated Damages") to GS Inc. in respect of any breach by the Obligor of certain of the Obligations set forth in the Noncompetition Agreement. As security for the timely payment of the Liquidated Damages, the Obligor and GS Inc. entered into a Pledge Agreement, dated as of May 7, 1999 (the "IPO Pledge Agreement"), pursuant to which the Obligor pledged to GS Inc. shares (the "IPO Pledge Shares") of common stock of GS Inc. ("Common Stock").

2. Transfer and Pledge. The Obligor transferred on June 26th 2000 shares of Common Stock to the corporation whose name is set forth in definition (a) (the "Corporation"). In order to permit this Transfer, GS Inc. released the IPO Pledged Shares from the pledge imposed by the IPO Pledge Agreement and, pursuant to a Security Interest Agreement dated as of June 26th 2000 (the "June 2000 Agreement"), the Obligor pledged all of the shares or interests in shares issued or to be issued (collectively, the "Corporation Stock") to GS Inc. as security for the timely payment of the Liquidated Damages and the performance by the Transferor of certain other covenants and agreements

3. On the date hereof, the Obligor transferred the Corporation Stock to the __________ Trust of which Obligor is a beneficiary. Pursuant to
         Section 1(c) of this Agreement, the Obligor is entering into certain covenants and agreements (the

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         "Covenants"). As security for the timely payment of the Liquidated
         Damages and the full and timely performance by the Obligor of the Covenants (the "Secured Obligations"), the Obligor has agreed to grant a security interest to GS Inc. of all his rights and other current and future interests as a beneficiary of the ________ Trust, and, except as set forth in Clause 2(a) hereof, all distributions thereon (collectively, the "Secured Assets").

4. This Agreement includes the terms of and constitutes a security agreement in accordance with the provisions of the Security Interests (Jersey) Law 1983 (the "1983 Law") and the purposes of Article 3 thereof the Obligor is the debtor.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows;

            INTERPRETATION

Definitions

In this Agreement:

         (a) the "Corporation" means ____________ a company incorporated under the law of the Island of Jersey whose registered office is situate at 26 New Street, St. Helier, Jersey;

         (b) "Event of Default" shall mean the failure by the Obligor to make any payment of Liquidated Damages upon demand by GS Inc. therefore as provided in the Noncompetition Agreement or a breach by the Obligor of any of the Covenants.

         (c) the "_________ Trust" means the Trust dated 26 November, 2001 between ____________ and _____________ and _____________.

                        INTERPRETATION

In this Agreement, unless the context otherwise requires:

         (a) words in the singular shall include the plural and words in the plural shall include the singular;

         (b)      words denoting any gender shall include all genders;

         (c) headings are used for convenience only and shall not affect the interpretation of this Agreement;

         (d) references to Clauses are to be construed as references to clauses of this Agreement;


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         (e)      references to any agreement or document (including, without limitation, references to this Agreement) shall be deemed to include references to such agreement or document as from time to time varied, amended, supplemented or replaced;

         (f) references to any enactment shall be deemed to include references to such enactment as from time to time amended, extended, re-enacted or consolidated;

         (g) references to a person shall include any body or persons corporate or unincorporate;

         (h) words and expressions defined in the 1983 Law, the Interpretation Law or the Powers of Attorney Law shall have the same meanings and bear the same interpretations when used in this Agreement;

1.       Security Interest.

         (a) In order to provide continuing security for the payment or performance of the Secured Obligations, the Obligor hereby pledges and assigns to GS Inc. the Secured Assets and GS Inc. shall have a first priority security interest (the "Security Interest") in and lien on the Secured Assets. Until the termination of this Agreement, Obligor shall have no right to substitute, withdraw, transfer or otherwise dispose of the Secured Assets. (GS Inc. shall not in any circumstances incur any liability or be under any obligations whatsoever in connection with the Secured Assets). The Obligor agrees to execute, acknowledge, deliver or file all notices, agreements or other instruments and take all actions as GS Inc. may reasonably require in order to perfect, confirm and assure GS Inc.'s security interest in the Secured Assets, including, without limitation, the filing of a Uniform Commercial Code financing statement in the appropriate filing office.

         (b) The Obligor hereby represents and warrants to GS Inc. that, except for the security interest granted hereby, the Obligor is the beneficial owner of all Secured Assets free from any adverse claim, security interest, encumbrance, lien, charge or other right of interest of any person; that, other than the Secured Assets, the interests of the Trustees of Koala Trust, and the beneficial interests the Obligor's spouse and children, there are no other legal or beneficial interests in the ____ Trust, and no right, options, warrants, or other agreements or instruments to acquire any legal or beneficial interest in _____ Trust, and that no person other than the Trustees of the Trust, the Obligor, the Obligor's spouse and the Obligor's children possesses, directly or indirectly, any voting, economic or other interest in the _____ Trust.


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         (c)      The Obligor hereby covenants and agrees with GS Inc. that
                  until the termination of this Agreement as provided in Clause
                  6:

                  PROVIDED THAT for the avoidance of doubt this provision will not prevent the distribution by the Trustees of assets other than the GS Stock to beneficiaries permitted by the Guidelines to Documentation for Non-U.S. Trusts Holding Stock of Non-U.S. Corporations, dated the date hereof (the "Guidelines"):

                  (i) the Obligor will not take any action that would have the effect of transferring or creating, directly or indirectly, any legal or beneficial interest in the _____ Trust except as permitted by the Guidelines; and

                  (ii) the Obligor will not, directly or indirectly, take any action with respect to the Secured Assets that the Obligor would not be permitted to take if such Secured Assets were the shares of Common Stock received by the Obligor under the Plan.

2. Administration of Security. The following provisions shall govern the administration of Secured Assets:

         (a) So long as no Event of Default has occurred and is continuing, the Obligor shall be entitled to receive and retain all distributions on Secured Assets and to give consents, waivers and ratifications in respect thereof and such distributions shall, for the avoidance of doubt, on receipt by the Obligor cease to be regarded as Secured Assets and shall be released from the Security Interest and all other restrictions that apply pursuant to this Agreement.

         (b) GS Inc. and its agents (and its and their assigns) shall have no obligation in respect of Secured Assets, except to hold and dispose of the same in accordance with the terms of this Agreement.

         (c)      The Obligor agrees with GS Inc. that

                  (i) the Obligor will not, and will not purport to, grant or suffer liens or encumbrances against, or sell, transfer or dispose of, any part of the Secured Assets other than to or in favour of GS Inc.;

                  (ii) GS Inc. is authorized, at any time and from time to time, to file financing statements and give notice to third parties regarding Secured Assets without the Obligor's signature to the extent permitted by applicable law, to transfer all or any part of Secured Assets to GS Inc.'s name or that of its nominee, and, subject to the provisions of Clause 2(a), to exercise all rights as if the absolute owner thereof; and


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                  (iii)    the Obligor has provided GS Inc. with the Obligor's
                           true legal name and principal residence.

         (d) GS Inc. shall immediately upon request by the Obligor execute and deliver to the Obligor such instruments, deeds, transfers, assurances and agreements, in form and substance as the Obligor shall reasonably request, including the withdrawal, termination or amendment of any document required under applicable law to evidence the termination of the Security Interest created hereunder with respect to the Secured Assets that are released from the Security Interest hereunder in accordance with the provisions of this Agreement.

3. Remedies in Case of an Event of Default. If an Event of Default has occurred and is continuing, GS Inc. subject to Articles 6(5) and 8(3) of the 1983 Law, and without having to apply to the Royal Court for authority to do so shall have the power of sale of the Secured Assets and have all the rights and remedies of a secured party under the 1983 Law. To the extent required and permitted by applicable law, GS Inc. will give the Obligor notice of the time and place of any public sale or of the time after which any private sale or other disposition of Secured Assets is to be made, by sending notice at least three days before the time of sale or disposition, which the Obligor hereby agrees is reasonable. The Obligor acknowledges the possibility that the public sale of some or all Secured Assets by GS Inc. may not be made without a then existing and effective registration statement under the United States Securities Act of 1933, as amended. The Obligor acknowledges and agrees with GS Inc. that GS Inc. has no affirmative obligation to prepare or keep effective any such registration statement and agrees that at any private sale Secured Assets may be sold at a price that is less than the price which might have been obtained at a public sale or that is less than the aggregate outstanding amount of the Liquidated Damages.

4. The Obligor's Obligations Not Affected. Except as provided in Clause 9(b), the obligations of the Obligor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by (a) any subordination, amendment or modification of or addition or supplement to this Agreement, the Noncompetition Agreement, the Plan or any assignment or transfer thereof; (b) any exercise or non-exercise by GS Inc. of any right, remedy, power or privilege under or in respect of this Agreement, the Noncompetition Agreement, the Plan or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Noncompetition Agreement, the Plan or any assignment or transfer of any thereof; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of GS Inc., whether or not the Obligor shall have notice or knowledge of any of the foregoing; (e) any other act or omission to act or delay of any kind by the Obligor, GS Inc. or any other person or any other circumstance whatsoever which might, but for the provisions of this clause (e), constitute a legal and equitable discharge of the Obligor's obligations hereunder.


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5.       Attorney-in-Fact. Each of GS Inc. and each General Counsel of GS Inc.
         from time to time, acting separately, are hereby appointed the attorneys-in-fact of the Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that GS Inc. reasonably may deem necessary or advisable to accomplish the purposes hereof, which appointments as attorneys-in-fact are irrevocable as ones coupled with an interest.

6. Termination. Subject to the earlier disposition and application of Secured Assets pursuant to this Agreement following an Event of Default, Secured Assets shall be released from the Security Interest hereunder and returned to the Obligor, and the lien hereby created in such Secured Assets shall simultaneously be released, upon the earliest to occur of (i) the Obligor's death, (ii) the expiration of the twenty-four (24) month period following the Obligor's Date of Termination (as defined in the Noncompetition Agreement), (iii) payment in cash or other satisfaction by the Obligor of all Liquidated Damages, or (iv) May 7, 2004, and all remaining Secured Assets shall be thereupon released from the Security Interest hereunder and this Agreement shall terminate. Notwithstanding the foregoing, (x) no Secured Assets shall be released from the Security Interest hereunder pursuant to this Clause 6, if there are one or more pending disputes between the Obligor and GS Inc. as to the occurrence of a Event of Default or as to the right of GS Inc. or the Firm to exercise its remedies under this Agreement or the Noncompetition Agreement, including realization against Secured Assets in accordance with Clause 3 hereof, and this Agreement shall not terminate until the resolution of all such disputes and (y) no Secured Assets shall be released prior to the expiration of the term of the Covenants.

7. Notices. All notices or other communications required or permitted to be given hereunder shall be delivered as provided in the Noncompetition Agreement.

8. No Third Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer on any person other than the Firm and the Obligor any rights or remedies hereunder.

9.       Miscellaneous.

         (a) This Agreement, Section 8 of the Noncompetition Agreement, the Counterpart to the Shareholders' Agreement, dated the date hereof, to which the _____ Trust is a party, the Written Consent, dated the date hereof, to which the Corporation, the _____ Trust and the Obligor are parties, the Guarantee and Security Interest Agreement, dated the date hereof, between GS Inc. and the _____ Trust, the June 2000 Agreement and the Guidelines, contain the entire understanding and agreement between the Obligor and GS Inc. with respect to the matters expressly covered therein and supersede any other agreement, written or oral, pertaining to such matters.


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         (b)      This Agreement may not be amended or modified other than by a written agreement executed by the Obligor and GS Inc. or its successors, nor may any provision hereof be waived other than by a writing executed by the Obligor or GS Inc. or its successors; provided that any waiver, amendment or modification of any of the provisions of this Agreement will not be effective against the Firm without the written consent of the Chief Executive Officer of GS Inc. or its successors, or such individual's designee. The Obligor may not, directly or indirectly (including by operation of law), assign the Obligor's rights or obligations hereunder without the prior written consent of the Chief Executive Officer of GS Inc. or its successors, or such individual's designee, and any such assignment by the Obligor in violation of this Agreement shall be void. This Agreement shall be binding upon the Obligor's permitted successors and assigns. Without impairing the Obligor's obligations hereunder, GS Inc. may at any time and from time to time assign its rights and obligations hereunder to any of its subsidiaries or affiliates (and have such rights and obligations reassigned to it or to any other subsidiary or affiliate). This Agreement shall be binding upon and inure to the benefit of the Firm and its assigns.

         (c) If any provision of this Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

         (d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE ISLAND OF JERSEY, CHANNEL ISLANDS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AND SHALL BE SUBJECT TO THE PROVISIONS OF SECTIONS 9, 10 AND 11 OF THE NON-COMPETITION AGREEMENT.



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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.




Signed by
For and on behalf of
THE GOLDMAN SACHS GROUP, INC.
In the presence of:


Signed by
In the presence of:


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